Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 No. 333-276509 and Form S-8 No. 333-281085 of VivoPower International, PLC of our report dated October 30, 2025, relating to the consolidated financial statements which appear in this Annual Report on Form 20-F.

/s/ WithumSmith+Brown, PC

Philadelphia, Pennsylvania

November 6, 2025